Exhibit 10.3

FUDING (REVISED) AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 14th DAY OF April, 2008 (the "Effective Date") in replacement of the Fuding Agreement (the “Predecessor Agreement”) dated the 12th day of December, 2007. The purpose of this revision is to both clarify language and add indemnification clauses not included in the Predecessor Agreement.

BETWEEN:

WORLD FORTUNE ENTERPRISE INC., a British Columbia private
corporation with offices at  870 East 54th Ave, Vancouver, British
Columbia, V5X 1L7, Canada;
(“World Fortune”)

AND:

ASIAN DRAGON GROUP INC., a Nevada publicly traded corporation with offices at #203 – 1030 Hamilton Street, Vancouver, British
Columbia, V6B 2R9;
(“Asian Dragon”)

PREAMBLE:

The four Properties (collectively the “Fuding Properties”) referenced in this agreement (the “Fuding (Revised) Agreement”) consist of the following:

Luanchuan Mozigou (MZG) Molybdenum Property

The Luanchuan Mozigou Molybdenum Property (“MZG”) is located in Jiaohe Village of Luanchuan County, Henan Province, China and consists of an Exploration License on a14.09 sq km property;

Lushi Jiashapa (JSP) Vanadium Property

The Lushi Jiashapa Vanadium Property (“JSP”) is located in the area of Wenguxiang to Dashihe of Lushi County, Henan Province, China and consists of an Exploration License on an 8.3 sq km property;

Luoning Xiayu Fanggelewan (FGLW) Silver-Lead Property

The Luoning Xiayu Fanggelewan Property (“FGLW”) is located in the area of Xiayu, Henan Province, China and consists of an Exploration License on a 1.75 sq km property; and

Xiaowagou (XWG) Silver-Lead Property

The Xiaowagou Silver Lead Property ("XWG") is located in the area of Xiayu, Henan Province, China and consists of an Exploration License on a 2.13 sq km property.

FUDING (REVISED) AGREEMENT

No Mining Licenses are currently issued to any of the parties in this Fuding (Revised) Agreement regarding the Fuding Properties.

The Fuding Properties have no probable or proven reserves.

The arrangements which led to this contract are as follows:

1)	To create opportunities to explore properties in China, World Fortune established a business relationship with the Luoning Fuding Mining Development Ltd (“Fuding”), a private Chinese company. This relationship provided World Fortune with the ability to bid for exploration licenses for which Fuding had already applied and been granted. The ownership of these licenses was shared by Fuding and other third parties.

2)	Asian Dragon engaged World Fortune under an Agency and Cooperative Agreement to act as Asian Dragon’s agent and source opportunities for Asian Dragon in China.

3)	In a China Mineral Properties Rights Purchase Agreement with Fuding signed August 8, 2007 (the “Fuding China Rights Agreement”) World Fortune committed to make payments to Fuding based upon a payment schedule and Fuding committed to transfer ownership of percentage interests in the exploration licenses (the “Fuding Licenses”) for the Fuding Properties once World Fortune had fulfilled all its payment commitments.

4)	As at August 8, 2007 Fuding owned 70% of the exploration licenses on the Fuding Properties (herein defined as the “Fuding Rights”). The other 30% of the exploration licenses interests at that date were owned by other private Chinese companies.

5)	Fuding has the ability to increase its ownership of the exploration licenses by purchasing some, or all, of the percentage interests in the exploration licenses held by the other third parties.

6)	The primary component of the Fuding China Rights Agreement is the commitment by World Fortune to purchase a 51% ownership of the Fuding Rights (this being 72.85% of Fuding’s 70% interest in the Fuding Licenses) in return for payment of a total of US$10,000,000. The payment schedule for this primary component includes payment by World Fortune to Fuding of:

(i)         US$2,730,000 – acknowledged as made as of August 8, 2007
(ii)        US$1,270,000 – by October 1, 2007
(iii)       US$2,000,000 – by March 1, 2008
(iv)       US$2,000,000 – by June 1, 2008
(v)        US$2,000,000 – by October 1, 2008

TOTAL: US$10,000,000

FUDING (REVISED) AGREEMENT

7)	A secondary component of the Fuding China Rights Agreement are two options whereby World Fortune can, at its sole discretion, increase its ownership purchase of the Fuding Rights by 19% to a total of 70% (this being 100% of Fuding’s 70% August 8, 2007 interest in the Fuding Licenses) in return for additional payments of US$10,000,000 each for two 9.5% ownership increases. The payment schedule for this secondary component includes payment by World Fortune to Fuding of:

(i)         US$10,000,000 – by June 1, 2008 for an additional 9.5% interest; and/or (ii)        US$10,000,000 – by June 1, 2009 for an additional 9.5% interest

8)	A tertiary component of the Fuding China Rights Agreement provides that World Fortune can develop the Fuding Properties and earn further investment in the Fuding Licenses of up to a total ownership position of 85% of the exploration licenses on the Fuding Properties for unspecified sums. The ownership stake referenced by this clause was not owned by Fuding as of August 8, 2007, but is expected to be available for Fuding to purchase from the other third party owners in the future and sell to World Fortune. This clause in the Fuding China Rights Agreement also provides that Fuding shall always maintain a 15% carried interest in the Fuding Properties.

9)	The intent of the Fuding China Rights Agreement being to provide World Fortune with a method to effect the legal logistics to pass title of the Fuding Rights into a separate Agreement which it could then sell or assign to a third party.

10)	World Fortune proposed to Asian Dragon and Asian Dragon accepted an offer from Asian Dragon to purchase the Fuding Rights upon assumption of World Fortune’s obligations under its Fuding China Rights Agreement with Fuding and payment of share grants to World Fortune and World Fortune nominees.

11)	Asian Dragon will not have ownership of the Fuding Rights until it has fully completed the payment terms included in this Fuding (Revised) Agreement.

12)	Because the Fuding China Rights Agreement between World Fortune and Fuding includes a damages clause, World Fortune has agreed to indemnify Asian Dragon against any and all claims, monetary or otherwise, which might be made by parties to the Fuding China Rights Agreement, or other third parties, in the event of a cancellation by Asian Dragon of this Fuding (Revised) Agreement and warrants that it will not claim damages for itself in the event of such a cancellation.

13)	Once Asian Dragon has completed all payments required by this Fuding (Revised) Agreement, it will be deemed to have title to and will own the Fuding Rights.

FUDING (REVISED) AGREEMENT

14)	Under this Fuding (Revised) Agreement, Asian Dragon has also acquired the right, at its sole discretion, to instruct World Fortune to exercise the option World Fortune holds to increase World Fortune’s ownership in the Fuding Rights to 70% and to sell to Asian Dragon the additional 19% share of the Fuding Rights which World Fortune acquired from Fuding through this exercise in return for additional payment to World Fortune by Asian Dragon of US$20,000,000 according to the terms of Schedule A.

15)	Asian Dragon may cancel this Fuding (Revised) Agreement at any time without penalty. In the event of such cancellation, Asian Dragon will forfeit all payments made to World Fortune regarding this Fuding (Revised) Agreement up to the date of the cancellation, but will be relieved of all liability for payments under this Fuding (Revised) Agreement which are either outstanding as of the date of cancellation or stipulated for future payment.

TERMS:

WHEREAS World Fortune is a private British Columbia corporation established to source and assess opportunities in the precious and base metals industries in China;

AND WHEREAS Asian Dragon is a Nevada corporation whose securities trade on the NASDAQ OTCBB as well as on the Frankfurt Exchange, and whose business is the acquisition and exploitation of  precious and base metals projects and properties of merit;

AND WHEREAS World Fortune and Asian Dragon entered into the Predecessor Agreement dated December 12, 2007, such agreement which is being expressly amended and replaced by this Fuding (Revised) Agreement;

AND WHEREAS World Fortune has entered into the Fuding China Rights Agreement  for the purchase of the following rights to certain exploration licenses, which are identical to the rights hereinbefore titled for reference in the Preamble of this Fuding (Revised) Agreement as the “Fuding Rights”, for payment of US$10,000,000:
  a 51% interest in the Luanchuan Mozigou Molybdenum Exploration License;

  a 51% interest in the Lushi Jiashapa Vanadium Exploration License;

  a 51% interest in the Luoning Xiayu Fanggelewan Silver-Lead Exploration License; and

  a 51% interest in the Silver-Lead Exploration License XWG.

AND WHEREAS World Fortune has been granted an option in the Fuding China Rights Agreement to increase its ownership in this portfolio of properties by 19% in return for additional payment of US$20,000,000;

FUDING (REVISED) AGREEMENT

AND WHEREAS the Fuding Rights are being sold herein to Asian Dragon by World Fortune in exchange for Asian Dragon meeting its payment obligations under Schedule A;

AND WHEREAS World Fortune has agreed to provide Asian Dragon with the option to instruct World Fortune to exercise the option World Fortune holds in the Fuding China Rights Agreement with Fuding to increase World Fortune’s ownership in the Fuding Exploration Licenses by 19%;

AND WHEREAS a tertiary component of the Fuding China Rights Agreement provides that World Fortune can develop the Fuding Properties and earn further investment in the Fuding Licenses of up to a total ownership position of 85% of the exploration licenses on the Fuding Properties for unspecified sums, World Fortune acknowledges herein that it passes this right through to Asian Dragon;

AND WHEREAS World Fortune wishes to sell to Asian Dragon and Asian Dragon wishes to buy from World Fortune, World Fortune’s full rights to the Fuding Rights upon execution of this Fuding (Revised) Agreement.

NOW THEREFORE THIS FUDING (REVISED) AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

1.               Representations and Warranties of World Fortune

1.1             In order to induce Asian Dragon to enter into this Fuding (Revised) Agreement and complete the transactions contemplated under this Fuding (Revised) Agreement, World Fortune represents and warrants to Asian Dragon that:

(a)	World Fortune is, and will remain during the term of this Fuding (Revised) Agreement until formal assignment is made to Asian Dragon, the registered and beneficial owner of the Fuding Rights pursuant to the Fuding China Rights Agreement between World Fortune and Fuding and that such Fuding Rights are free and clear of all transfer, assignment or other restrictions, liens, charges and encumbrances of any kind whatsoever;

(b)	World Fortune has good and sufficient right and authority to enter into this Fuding (Revised) Agreement and the Fuding China Rights Agreement and carry out its obligations under both agreements;

(c)	World Fortune has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to transfer its legal and beneficial title and ownership of the Fuding Rights to Asian Dragon;

(d)	World Fortune acknowledges that full payment for the Fuding Rights will be deemed to have taken place once all payments required in Schedule A of this Fuding (Revised) Agreement have been made to World Fortune by Asian Dragon;

FUDING (REVISED) AGREEMENT

(e)	World Fortune acknowledges it will , and in a timely manner, use all payments from Asian Dragon as are required to fulfill World Fortune’s payment responsibilities under the Fuding China Rights Agreement with Fuding based on the schedule included in the Fuding China Rights Agreement and will only use such payments from Asian Dragon which are designated by Asian Dragon as payments under this Fuding (Revised) Agreement for the purpose of making payments to Fuding as stipulated in the Fuding China Rights Agreement;

(f)	World Fortune will, at the instruction of Asian Dragon, exercise the option World Fortune holds in the Fuding China Rights Agreement with Fuding to increase World Fortune’s ownership in the Fuding Exploration Licenses by 19% and sell this interest to Asian Dragon under the terms of Schedule A; and

(g)	World Fortune acknowledges it will indemnify Asian Dragon against any and all claims, monetary or otherwise, which may be made by parties to the Fuding China Rights Agreement, or other third parties, in the event of a cancellation by Asian Dragon of this Fuding (Revised) Agreement and warrants that it will not claim damages for itself in the event of such cancellation.

1.2             The representations and warranties of World Fortune contained in this Fuding (Revised) Agreement shall be true at the time of closing as though such representations and warranties were made at the time of closing.

2.               Representations and Warranties of Asian Dragon

2.1             In order to induce World Fortune to enter into this Fuding (Revised) Agreement and complete the transactions contemplated under this Fuding (Revised) Agreement, Asian Dragon represents and warrants to World Fortune that Asian Dragon has good and sufficient right and authority to enter into this Fuding (Revised) Agreement and has, and will have at the time that all payments have been made by Asian Dragon, good and sufficient right and authority to carry out its obligations contemplated under this Fuding (Revised) Agreement.

2.2             The representations and warranties of Asian Dragon contained in this Fuding (Revised) Agreement shall be true at the time of closing as though such representations and warranties were made at the Time of Closing.

3.               Payments

3.1             World Fortune acknowledges herein that Asian Dragon has fulfilled some payment obligations under this Fuding (Revised) Agreement as noted in Schedule A.

3.2             Asian Dragon acknowledges herein that it is responsible to make the payments noted in Schedule A which are outstanding or scheduled.

FUDING (REVISED) AGREEMENT

4.               General

4.1             Time and each of the terms and conditions of this Fuding (Revised) Agreement shall be of the essence of this Fuding (Revised) Agreement.

4.2             The recitals to this Fuding (Revised) Agreement constitute a part of this Fuding (Revised) Agreement.

4.3             This Fuding (Revised) Agreement constitutes the entire Fuding (Revised) Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as provided for herein.

4.4             No alteration, amendment, modification or interpretation of this Fuding (Revised) Agreement or any provision of this Fuding (Revised) Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by both of the parties hereto.

4.5             Whenever the singular or masculine is used in this Fuding (Revised) Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

4.6             The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as either party may, either before or after the Effective Date, reasonably require in order to carry out the full intent and meaning of this Fuding (Revised) Agreement.

4.7             Any notice, request, demand or other communication, or any delivery, to be given or made under this Fuding (Revised) Agreement as the case may be, shall be in writing and shall be delivered by hand or by telecopier to the parties at their addresses set forth on the first page of this Fuding (Revised) Agreement or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been delivered, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the day that it is sent.

4.8             This Fuding (Revised) Agreement shall not be assigned by a party hereto without the written permission of the other party.

4.9             This Fuding (Revised) Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

4.10             This Fuding (Revised) Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

FUDING (REVISED) AGREEMENT

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the Effective Date first above written.

SIGNED, SEALED & DELIVERED

by WORLD FORTUNE ENTERPRISE INC., in the
presence of:

/s/ Danny Tong
Name of Witness: Danny Tong
Address of Witness: 870 East 54th Avenue,
Vancouver, BC, Canada V5X 1L7
Occupation of Witness: Consultant

) ) ) ) ) /s/ Richard Tong ) WORLD FORTUNE ENTERPRISE INC. ) per: Richard Tong, Director ) ) ) )

SIGNED, SEALED & DELIVERED
by ASIAN DRAGON GROUP INC., in the
presence of:

/s/ Samuel Lupton
Signature of Witness
Name of Witness: Samuel Lupton
Address of Witness: c/o #203 – 1030 Hamilton
Street, Vancouver, BC, Canada V6B 2R9
Occupation of Witness:  Lawyer

) ) ) ) ) /s/ John Karlsson ) ASIAN DRAGON GROUP, INC. ) per: John Karlsson, Director ) ) )

FUDING (REVISED) AGREEMENT

- SCHEDULE A -

PART ONE – Monetary Commitments:

Payments	Installments Required	Payments Made	Balance Due	Deadline
Initial payment	$ 2,730,000	$ 2,730,000	$ Nil	August 29, 2007
Installment one	1,270,000	1,270,000	Nil	October 1, 2007
Installment two	2,000,000	102,546	1,897,454	March 1, 2008
Installment three	2,000,000	-	2,000,000	June 1, 2008
Installment four	2,000,000	-	2,000,000	October 1, 2008
Total	$ 10,000,000	$4,102,546	$5,897,454

PART TWO – Share Payment Commitments:

Parties	Installments Required	Payments Made	Balance Due	Deadline
World Fortune	250,000	250,000	Nil	August 29, 2007
World Fortune nominees	1,000,000	1,000,000	Nil	August 29, 2007
Total Shares	1,250,000	1,250,000	Nil

FUDING (REVISED) AGREEMENT

- SCHEDULE A -

PART THREE – Options:

Payments	Payment Required	Payment Made	Balance Due if Exercised	Exercise Deadline
Option One	$ 10,000,000	$Nil	$10,000,000	June 1, 2008
Option Two	10,000,000	Nil	10,000,000	June 1, 2009

PART FOUR - Additional Provisions:

  Asian Dragon can further develop the Fuding Properties as well as expand the business and is entitled to increase its ownership share in the Fuding Licenses to a maximum of 85%. This ownership stake increase provision, which World Fortune herein passes through to Asian Dragon, is referenced by a clause in the Fuding China Rights Agreement between World Fortune and Fuding. As of August 8, 2007, Fuding did not own a sufficient additional percentage interest to facilitate this sale, but was expected to be available to purchase such interest from the other third party owners in the future and sell to World Fortune, which would pass through the ownership interest to Asian Dragon. This clause in the Fuding China Rights Agreement also provides that Fuding shall always maintain a 15% carried interest in the Fuding Properties.

  Asian Dragon is unilaterally responsible for all capital input.